Exhibit 99.1
HERTZ TRANSFORMATION DRIVES STRUCTURAL REVENUE GAINS
AND BUILDS SUSTAINABLE MOMENTUM
------------------------------------------------------------------------------------------------------------------
“Hertz sits on a stronger foundation today than we did one year ago,” said Gil West, Chief Executive Officer of Hertz. “In the fourth quarter, we delivered measurable progress and our strongest year-over-year revenue performance in nearly two years, despite a complex environment. We achieved a $2 billion improvement in profitability in our first full year under the Back-to-Basics strategy, driven by meaningful gains in revenue, utilization, unit economics, and customer experience.”

"With a healthier fleet and improving residual performance, we are building from a position of strength and have begun to expand retail and mobility capabilities bolstering the Hertz platform. Spanning Rent-A-Car, Service, Fleet, and Mobility, we believe these businesses will generate value well beyond traditional rental, and ultimately redefine the role Hertz plays in the future of mobility.”

ESTERO, Fla, February 26, 2026 – Hertz Global Holdings, Inc. (NASDAQ: HTZ) ("Hertz," "Hertz Global," or the "Company") today reported results for its fourth quarter and full year 2025.

Q4 AND FULL YEAR 2025 HIGHLIGHTS
•Revenue totaled $2.0 billion in the fourth quarter and $8.5 billion for full-year 2025, reflecting sequential improvement in pricing and resulting in Hertz's strongest year-over-year revenue performance since Q1 2024.

•Year-over-year Revenue per Unit (RPU) and Revenue Per Day (RPD) metrics improved sequentially through 2025. This momentum has continued into Q1 2026 as the Company expects to deliver mid-single digit revenue growth, driven by continued progress on internal revenue management initiatives and a positive industry pricing environment.

•Profitability improved more than $2 billion year over year, with net loss totaling $194 million in Q4 and $747 million for the full year; Diluted EPS showed a significant year-over-year improvement, landing at $(0.72) for the quarter and $(2.43) for 2025.

•Adjusted Corporate EBITDA for Q4 was $(205) million, an improvement of approximately $150 million year-over-year. This includes more than $100 million impact from several transitory headwinds. Full year Adjusted Corporate EBITDA was $(339) million, an improvement of more than $1 billion year over year as revenue optimization, utilization gains, and cost controls took hold.

•Utilization was 78% in the fourth quarter and averaged 81% for the full year, a year-over-year improvement of 200 basis points, driving improved RPU.

•Depreciation per Unit per Month (DPU) was $330 in Q4 and $300 for the full year, representing a year-over-year improvement of 44%, supported by disciplined fleet rotation. Depreciation was weighed down by an approximately $60 million non-cash charge driven by a revised third party forecast of residual values.

•Q4 adjusted Direct Operating Expense (DOE) per transaction day improved by 6% year over year through rigorous cost control and operational discipline. DOE declined 3% year over year in the fourth quarter and 4% for the full year while Transaction Days declined 1% and 3% respectively.

•Customer experience continued to improve in 2025, with Net Promoter Score increasing nearly 50% year-over-year, reflecting measurable gains in rental ease, fleet quality, and service reliability.

•Hertz ended the fourth quarter with approximately $1.5 billion of liquidity and potential access to more than $1 billion of liquidity enhancements.

Transitory Q4 Headwinds
A number of compounding external events impacted EBITDA in the fourth quarter by more than $100 million. This included a government shutdown coupled with FAA flight cancellations, multiple technology vendor outages, and a nearly 3 times higher than normal level of vehicles on recall.

DPU was in line with the Company’s full-year North Star target, but above its quarterly target due to a revised Black Book residual outlook and softer seasonal wholesale pricing amid elevated OEM and rental de-fleeting activity. This resulted in an approximately $60 million non-cash depreciation charge. Looking ahead, the Company sees a more normalized residual value outlook for 2026.

Excluding these items, our core EBITDA production was in line with our expectations, reflecting continued progress on our revenue and cost initiatives.

2025 Summary
2025 was a critical year in the Hertz transformation, and underscored that the structural improvements the Company is making are permanent while the headwinds it faces are transitory. The traditional rental car business is improving, guided by its North Star metrics of DPU sub $300, RPU over $1,500, and DOE per transaction day in the low $30s.

Over the course of the year, Hertz completed its fleet rotation and successfully secured model year 2026 buys at its target prices and volumes. This enabled model year 2025 sales through Hertz Car Sales, continuing the Company’s short-hold strategy and introducing a richer, more optimized car-class mix to its fleet. Hertz's average fleet age was less than ten months and the lowest its been in almost a decade.

Through these actions, Hertz achieved a full year EBITDA improvement of more than $1 billion year over year. The Company drove sequential improvements in revenue, RPU, and RPD, while also improving utilization and driving DPU down in line with the North Star target. Hertz also brought DOE per transaction day down despite lower volumes and saw a nearly 50% improvement in customer satisfaction – a result of an intentional effort to improve operations and customer experience.

Q1 2026 Insights
Hertz’s early first quarter performance indicates that its commercial strategy continues to deliver sustained value in 2026. January revenue results show meaningful improvement year over year, with February trending more positively and March continuing that trajectory. The Company expects a mid-single digit increase in revenue for the quarter, supported by a constructive demand environment and increased year-over-year RPD. With respect to the fleet, the Company also sees signs that residual values are improving from Q4’s seasonal lows. Looking ahead to the rest of the year, the Company remains focused on growing the off-airport and mobility business and accelerating revenue growth while staying disciplined on costs.

Platform for Growth
The Company is building on the transformation of the core rental car business by establishing a diversified, value-creating platform for growth. This platform spans four strategic areas – Rent-a-Car, Service, Fleet, and Mobility – each with unique potential to scale. The Company is focused on developing capabilities across its platform, including continuing the digital evolution of Hertz Car Sales in Fleet, exploring growth and franchise opportunities in Rent-a-Car, piloting new offerings in Service, and expanding revenue channels, assets, and capabilities in Mobility.

EARNINGS WEBCAST INFORMATION

Hertz Global's live webcast and conference call to discuss its fourth quarter and full year 2025 results will be held on February 26, 2026 at 9:00 a.m. Eastern Time. The conference call will be broadcast live in listen-only mode on the Company’s Investor Relations website at IR.Hertz.com. If you would like to access the call by phone and ask a question, please go to https://events.q4inc.com/analyst/447223111?pwd=dj5kBgTF, and you will be provided with dial in details. Investors are encouraged to dial in approximately 15 minutes prior to the call. A web replay will remain available on the website for approximately one year. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on the Hertz website, IR.Hertz.com.

ABOUT HERTZ

Hertz Global Holdings, Inc. is one of the world’s leading car rental and mobility solutions providers. Its subsidiaries, including The Hertz Corporation, and licensees operate the Hertz, Dollar, Thrifty, and Firefly vehicle rental brands, with approximately 11,000 rental locations in 160 countries around the globe. The Company also operates the Hertz Car Sales brand, which offers a range of quality, competitively priced used cars for sale online and at locations across the United States, and the Hertz 24/7 car-sharing business in Europe. For more information about Hertz, visit www.hertz.com.

SUMMARY RESULTS
_________________________________

	Three Months Ended December 31,		Percent Inc/(Dec) 2025 vs 2024
($ in millions, except earnings per share or where noted)	2025	2024
Hertz Global - Consolidated
Total revenues	$2,028	$2,040	(1)%
Net income (loss)	$(194)	$(479)	(59)%
Diluted earnings (loss) per share	$(0.72)	$(1.56)	(54)%
Net income (loss) margin	(10)%	(23)%
Adjusted net income (loss)(a)	$(252)	$(362)	(30)%
Adjusted diluted earnings (loss) per share(a)	$(0.63)	$(1.18)	(47)%
Adjusted Corporate EBITDA(a)	$(205)	$(357)	(43)%
Adjusted Corporate EBITDA Margin(a)	(10)%	(18)%

Average Vehicles (in whole units)	516,867	532,884	(3)%
Average Rentable Vehicles (in whole units)	498,120	497,875	—%
Vehicle Utilization	78%	79%
Transaction Days (in thousands)	35,804	35,998	(1)%
Total RPD (in dollars)(b)	$55.67	$56.27	(1)%
Total RPU Per Month (in whole dollars)(b)	$1,334	$1,356	(2)%
Depreciation Per Unit Per Month (in whole dollars)(b)	$330	$418	(21)%
Adjusted DOE per Transaction Day (in dollars)(b)	$36.39	$38.81	(6)%

Americas RAC Segment
Total revenues	$1,621	$1,669	(3)%
Adjusted EBITDA	$(128)	$(297)	(57)%
Adjusted EBITDA Margin	(8)%	(18)%

Average Vehicles (in whole units)	415,264	432,909	(4)%
Average Rentable Vehicles (in whole units)	398,106	399,927	—%
Vehicle Utilization	79%	80%
Transaction Days (in thousands)	28,857	29,298	(2)%
Total RPD (in dollars)(b)	$56.11	$56.89	(1)%
Total RPU Per Month (in whole dollars)(b)	$1,356	$1,389	(2)%
Depreciation Per Unit Per Month (in whole dollars)(b)	$346	$458	(24)%
Adjusted DOE per Transaction Day (in dollars)(b)	$36.94	$39.73	(7)%

International RAC Segment
Total revenues	$407	$371	10%
Adjusted EBITDA	$(1)	$1	NM
Adjusted EBITDA Margin	—%	—%

Average Vehicles (in whole units)	101,603	99,975	2%
Average Rentable Vehicles (in whole units)	100,013	97,948	2%
Vehicle Utilization	75%	74%
Transaction Days (in thousands)	6,948	6,700	4%
Total RPD (in dollars)(b)	$53.89	$53.57	1%
Total RPU Per Month (in whole dollars)(b)	$1,248	$1,221	2%
Depreciation Per Unit Per Month (in whole dollars)(b)	$263	$241	9%
Adjusted DOE per Transaction Day (in dollars)(b)	$34.54	$34.78	(1)%
NM = Not meaningful
(a)    Represents a non-GAAP measure. See the accompanying reconciliations included in Supplemental Schedule II for 2025 and 2024.
(b)    Based on December 31, 2024 foreign exchange rates.

UNAUDITED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
_________________________________________________________________________________________________________________________________________________________

In this earnings release, we include select unaudited financial data of Hertz Global, Supplemental Schedules, which are provided to present segment results, and reconciliations of non-GAAP measures to their most comparable GAAP measures. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout the earnings release and the Company’s rationale regarding the importance and usefulness of non-GAAP measures for investors and management.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
________________________________________________________________________________________________________

Certain statements contained or incorporated by reference in this release, and in related comments by the Company's management, include “forward-looking statements.” Forward-looking statements are identified by words such as "believe," "expect," "project," "potential," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "would," "should," "could," "forecasts," "guidance" or similar expressions, and include information concerning our liquidity, our results of operations, our business strategies, economic and industry conditions and other information. These forward-looking statements are based on certain assumptions that the Company has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors. The Company believes these judgments are reasonable, but you should understand that these forward-looking statements are not guarantees of future performance or results, and that the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished to the SEC.

Important factors that could affect the Company's actual results and cause them to differ materially from those expressed in forward-looking statements include, among other things.
•mix of program and non-program vehicles in the Company's fleet, which can lead to increased exposure to residual value risk upon disposition;
•the potential for residual values associated with non-program vehicles in the Company's fleet to decline, including suddenly or unexpectedly, or fail to follow historical seasonal patterns;
•the Company's ability to purchase adequate supplies of competitively priced vehicles at a reasonable cost in order to efficiently service rental demand, including upon any disruptions in the global supply chain;
•the Company's ability to effectively dispose of vehicles, at the times and through the channels, that maximize the Company's returns;
•the age of the Company's fleet, and its impact on vehicle carrying costs, customer service scores, as well as on the Company's ability to sell vehicles at acceptable prices and times;
•disruptions in the supply chain, including in connection with any increases in tariffs or changes in tariff policies or trade agreements;
•whether a manufacturer of the Company's program vehicle fulfills its repurchase obligations;
•the frequency or extent of manufacturer safety recalls;
•levels of travel demand, particularly business and leisure travel in the U.S. and in global markets;
•seasonality and other occurrences that disrupt rental activity during the Company's peak periods, including in critical geographies;
•the Company's ability to accurately estimate future levels of rental activity and adjust the number, location and mix of vehicles used in the Company's rental operations accordingly;
•the Company's ability to implement its business strategy or strategic transactions, including the Company's ability to implement plans to support a modern mobility ecosystem;
•the Company's ability to achieve cost savings and normalized depreciation levels, as well as revenue enhancements from its profitability initiatives and other operational programs;

•the Company's ability to adequately respond to changes in technology impacting the mobility industry;
•significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing;
•the Company's reliance on third-party distribution channels and related prices, commission structures and transaction volumes;
•the Company's ability to offer services for a favorable customer experience, and to retain and develop customer loyalty and market share;
•the Company's ability to maintain its network of leases and vehicle rental concessions at airports and other key locations in the U.S. and internationally;
•the Company's ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy;
•the Company's ability to attract and retain effective front-line employees, senior management and other key employees;
•the Company's ability to effectively manage its union relations and labor agreement negotiations;
•the Company's ability to manage and respond to cybersecurity threats and cyber attacks on the Company's information technology systems or those of the Company's third-party providers;
•the Company's ability, and that of the Company's key third-party partners, to prevent the misuse or theft of information the Company possesses, including as a result of cyber attacks and other security threats;
•the Company's ability to evaluate, maintain, upgrade and consolidate its information technology systems;
•the Company's ability to comply with current and future laws and regulations in the U.S. and internationally regarding data protection, data security and privacy risks;
•risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anti-corruption or anti-bribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences;
•risks relating to tax laws and those tax laws that affect the Company's ability to recapture accelerated tax depreciation and expensing, as well as any adverse determinations or rulings by tax authorities;
•the Company's ability to utilize its net operating loss carryforwards;
•the Company's exposure to uninsured liabilities relating to personal injury, death and property damage, or otherwise, including material litigation;
•the potential for adverse changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, including those related to environmental matters, optional insurance products or policies, franchising and licensing matters, the ability to pass-through rental car related expenses or taxes, among others, that affect the Company's operations, the Company's costs or applicable tax rates;
•the risk of an impairment of the Company's long-lived assets, which risk could be impacted by, among other things, the timing of our fleet rotation;
•the Company's ability to recover its goodwill and indefinite-lived intangible assets when performing impairment analysis;
•the potential for changes in management's best estimates and assessments;
•the Company's ability to maintain an effective compliance program;
•the availability of earnings and funds from the Company's subsidiaries;
•the Company's ability to comply, and the cost and burden of complying, with corporate and social responsibility regulations or expectations of stakeholders, and otherwise advance the Company's corporate responsibility priorities;

•the availability of additional, or continued sources, of financing at acceptable rates for the Company's revenue earning vehicles and to refinance the Company's existing indebtedness, and the Company's ability to comply with the covenants in the agreements governing its indebtedness;
•the extent to which the Company's consolidated assets secure its outstanding indebtedness;
•volatility in the Company's share price, the Company's ownership structure and certain provisions of the Company's charter documents, which could, among other things, negatively affect the market price of the Company's common stock;
•the Company's ability to implement an effective business continuity plan to protect the business in exigent circumstances;
•the Company's ability to effectively maintain effective internal control over financial reporting; and
•the Company's ability to execute strategic transactions.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date of this release, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
________________________________________________________________________________________________________________________________________________________

CONTACTS:

Hertz Investor Relations:	Hertz Media Relations:
investorrelations@hertz.com	mediarelations@hertz.com

UNAUDITED FINANCIAL INFORMATION
____________________________________________________________

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per share data)	2025	2024	2025	2024
Revenues	$2,028	$2,040	$8,504	$9,049
Expenses:
Direct vehicle and operating	1,367	1,413	5,489	5,689
Depreciation of revenue earning vehicles and lease charges, net	520	670	1,927	3,611
Depreciation and amortization of non-vehicle assets	29	32	117	139
Selling, general and administrative	251	225	957	819
Interest expense, net:
Vehicle	155	143	608	590
Non-vehicle	24	117	469	369
Total interest expense, net	179	260	1,077	959
Other (income) expense, net	(5)	2	(3)	4
(Gain) on sale of non-vehicle capital assets	(16)	—	(144)	—
Legal settlement	—	—	(154)	—
Bankruptcy-related litigation reserve	12	4	24	292
Long-Lived Assets impairment	—	—	—	1,048
Change in fair value of Public Warrants	(86)	(3)	44	(275)
Total expenses	2,251	2,603	9,334	12,286
Income (loss) before income taxes	(223)	(563)	(830)	(3,237)
Income tax (provision) benefit	29	84	83	375
Net income (loss)	$(194)	$(479)	$(747)	$(2,862)

Weighted average number of shares outstanding:
Basic	312	307	310	306
Diluted	399	307	322	306
Earnings (loss) per share:
Basic	$(0.62)	$(1.56)	$(2.41)	$(9.34)
Diluted	$(0.72)	$(1.56)	$(2.43)	$(9.34)

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except par value and share data)	December 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$565	$592
Restricted cash and cash equivalents:
Vehicle	317	258
Non-vehicle	285	283
Total restricted cash and cash equivalents	602	541
Total cash and cash equivalents and restricted cash and cash equivalents	1,167	1,133
Receivables:
Vehicle	381	389
Non-vehicle, net of allowance of $91 and $58, respectively	729	816
Total receivables, net	1,110	1,205
Prepaid expenses and other assets	782	894
Revenue earning vehicles:
Vehicles	14,039	12,714
Less: accumulated depreciation	(1,513)	(751)
Total revenue earning vehicles, net	12,526	11,963
Property and equipment, net	566	623
Operating lease right-of-use assets	2,257	2,088
Intangible assets, net	2,858	2,852
Goodwill	1,045	1,044
Total assets	$22,311	$21,802
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable:
Vehicle	$342	$161
Non-vehicle	517	481
Total accounts payable	859	642
Accrued liabilities	1,231	1,174
Accrued taxes, net	131	158
Debt:
Vehicle	11,629	11,231
Non-vehicle	5,425	5,104
Total debt	17,054	16,335
Public Warrants	222	178
Operating lease liabilities	2,275	2,073
Self-insured liabilities	648	617
Deferred income taxes, net	350	472
Total liabilities	22,770	21,649
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 486,543,836 and 481,502,623 shares issued, respectively, and 311,731,792 and 306,690,579 shares outstanding, respectively	5	5
Treasury stock, at cost, 174,812,044 and 174,812,044 common shares, respectively	(3,430)	(3,430)
Additional paid-in capital	6,447	6,396
Retained earnings (Accumulated deficit)	(3,249)	(2,502)
Accumulated other comprehensive income (loss)	(232)	(316)
Total stockholders' equity (deficit)	(459)	153
Total liabilities and stockholders' equity (deficit)	$22,311	$21,802

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$(194)	$(479)	$(747)	$(2,862)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and reserves for revenue earning vehicles, net	563	764	2,148	3,983
Depreciation and amortization, non-vehicle	29	32	117	139
Amortization of deferred financing costs and debt discount (premium)	25	20	86	74
PIK Interest on Exchangeable Notes	—	—	21	—
Stock-based compensation charges	17	15	63	63
Stock-based compensation forfeitures	—	—	—	(68)
Provision for receivables allowance	41	26	127	120
Deferred income taxes, net	(44)	(80)	(132)	(459)
Long-Lived Assets impairment	—	—	—	1,048
(Gain) loss on sale of non-vehicle capital assets	(16)	—	(144)	—
Change in fair value of Public Warrants	(86)	(3)	44	(275)
Changes in financial instruments	(109)	15	(37)	7
Other	1	(25)	6	(26)
Changes in assets and liabilities:
Non-vehicle receivables	11	68	(11)	23
Prepaid expenses and other assets	18	28	(12)	8
Operating lease right-of-use assets	114	105	437	386
Non-vehicle accounts payable	(31)	4	12	(14)
Accrued liabilities	4	14	63	324
Accrued taxes, net	(38)	(46)	(35)	18
Operating lease liabilities	(99)	(109)	(403)	(417)
Self-insured liabilities	(13)	65	22	152
Net cash provided by (used in) operating activities	193	414	1,625	2,224
Cash flows from investing activities:
Revenue earning vehicles expenditures	(2,384)	(2,666)	(10,183)	(10,524)
Proceeds from disposal of revenue earning vehicles	2,116	3,022	8,086	7,678
Non-vehicle capital asset expenditures	(27)	(24)	(97)	(105)
Proceeds from non-vehicle capital assets disposed of	23	4	200	23
Return of (investment in) equity investments	(1)	2	(1)	(1)
Net cash provided by (used in) investing activities	(273)	338	(1,995)	(2,929)
Cash flows from financing activities:
Proceeds from issuance of vehicle debt	1,307	614	5,931	3,873
Repayments of vehicle debt	(1,476)	(1,547)	(5,761)	(4,827)
Proceeds from issuance of non-vehicle debt	670	1,176	2,501	4,646
Repayments of non-vehicle debt	(790)	(732)	(2,168)	(2,966)
Payment of financing costs	(14)	(9)	(82)	(64)
Purchase of Capped Call Transactions, net	—	—	(38)	—
Other	(2)	—	(11)	(4)
Net cash provided by (used in) financing activities	(305)	(498)	372	658
Effect of foreign currency exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	3	(26)	32	(26)
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents during the period	(382)	228	34	(73)
Cash and cash equivalents and restricted cash and cash equivalents at beginning of period	1,549	905	1,133	1,206
Cash and cash equivalents and restricted cash and cash equivalents at end of period	$1,167	$1,133	$1,167	$1,133

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended December 31, 2025				Three Months Ended December 31, 2024
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	Corporate	Hertz Global
Revenues	$1,621	$407	$—	$2,028	$1,669	$371	$—	$2,040
Expenses:
Direct vehicle and operating	1,108	263	(4)	1,367	1,173	240	—	1,413
Depreciation of revenue earning vehicles and lease charges, net	432	88	—	520	595	75	—	670
Depreciation and amortization of non-vehicle assets	24	4	1	29	28	3	1	32
Selling, general and administrative	131	44	76	251	108	84	33	225
Interest expense, net:
Vehicle	130	25	—	155	116	27	—	143
Non-vehicle	1	(4)	27	24	(1)	(4)	122	117
Total interest expense, net	131	21	27	179	115	23	122	260
Other (income) expense, net	(2)	(3)	—	(5)	(2)	—	4	2
(Gain) on sale of non-vehicle capital assets	(16)	—	—	(16)	—	—	—	—
Legal settlement	—	—	—	—	—	—	—	—
Bankruptcy-related litigation reserve	—	—	12	12	—	—	4	4
Long-Lived Assets impairment	—	—	—	—	—	—	—	—
Change in fair value of Public Warrants	—	—	(86)	(86)	—	—	(3)	(3)
Total expenses	1,808	417	26	2,251	2,017	425	161	2,603
Income (loss) before income taxes	$(187)	$(10)	$(26)	(223)	$(348)	$(54)	$(161)	(563)
Income tax (provision) benefit				29				84
Net income (loss)				$(194)				$(479)

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Twelve Months Ended December 31, 2025				Twelve Months Ended December 31, 2024
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	Corporate	Hertz Global
Revenues	$6,759	$1,745	$—	$8,504	$7,398	$1,651	$—	$9,049
Expenses:
Direct vehicle and operating	4,461	1,031	(3)	5,489	4,726	971	(8)	5,689
Depreciation of revenue earning vehicles and lease charges, net	1,574	353	—	1,927	3,198	413	—	3,611
Depreciation and amortization of non-vehicle assets	96	14	7	117	109	13	17	139
Selling, general and administrative	504	228	225	957	482	244	93	819
Interest expense, net:
Vehicle	510	98	—	608	479	111	—	590
Non-vehicle	2	(16)	483	469	(4)	(18)	391	369
Total interest expense, net	512	82	483	1,077	475	93	391	959
Other (income) expense, net	—	(8)	5	(3)	—	2	2	4
(Gain) on sale of non-vehicle capital assets	(144)	—	—	(144)	—	—	—	—
Legal settlement	(154)	—	—	(154)	—	—	—	—
Bankruptcy-related litigation reserve	—	—	24	24	—	—	292	292
Long-Lived Assets impairment	—	—	—	—	865	183	—	1,048
Change in fair value of Public Warrants	—	—	44	44	—	—	(275)	(275)
Total expenses	6,849	1,700	785	9,334	9,855	1,919	512	12,286
Income (loss) before income taxes	$(90)	$45	$(785)	(830)	$(2,457)	$(268)	$(512)	(3,237)
Income tax (provision) benefit				83				375
Net income (loss)				$(747)				$(2,862)

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per share data)	2025	2024	2025	2024
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss)(a)	$(194)	$(479)	$(747)	$(2,862)
Adjustments:
Income tax provision (benefit)	(29)	(84)	(83)	(375)
Vehicle and non-vehicle debt-related charges(b)	32	26	109	86
Restructuring and restructuring related charges(c)	7	21	18	66
Acquisition accounting-related depreciation and amortization(d)	—	1	1	2
Unrealized (gains) losses on financial instruments(e)	(108)	15	(37)	7
(Gain) on sale of non-vehicle capital assets(f)	(16)	—	(144)	—
Legal settlement(g)	—	—	(154)	—
Bankruptcy-related litigation reserve(h)	12	4	24	292
Long-Lived Assets impairment(i)	—	—	—	1,048
Change in fair value of Public Warrants	(86)	(3)	44	(275)
Other items(j)(k)	46	16	91	62
Adjusted pre-tax income (loss)(l)	(336)	(483)	(878)	(1,949)
Income tax (provision) benefit on adjusted pre-tax income (loss)(m)	84	121	219	487
Adjusted Net Income (Loss)	$(252)	$(362)	$(659)	$(1,462)
Weighted-average number of diluted shares outstanding	399	307	322	306
Adjusted Diluted Earnings (Loss) Per Share(n)	$(0.63)	$(1.18)	$(2.05)	$(4.77)

Supplemental Schedule II (continued)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per share data)	2025	2024	2025	2024
Adjusted Corporate EBITDA:
Net income (loss)	$(194)	$(479)	$(747)	$(2,862)
Adjustments:
Income tax provision (benefit)	(29)	(84)	(83)	(375)
Non-vehicle depreciation and amortization	29	32	117	139
Non-vehicle debt interest, net of interest income(o)	127	109	498	375
Vehicle debt-related charges(b)	11	12	46	45
Restructuring and restructuring related charges(c)	7	21	18	66
Unrealized (gains) losses on financial instruments(e)	(108)	15	(37)	7
(Gain) on sale of non-vehicle capital assets(f)	(16)	—	(144)	—
Legal settlement(g)	—	—	(154)	—
Bankruptcy-related litigation reserve(h)	12	4	24	292
Long-Lived Assets impairment(i)	—	—	—	1,048
Non-cash stock-based compensation forfeitures(p)	—	—	—	(64)
Change in fair value of Public Warrants	(86)	(3)	44	(275)
Other items(j)	42	16	79	63
Adjusted Corporate EBITDA(q)	$(205)	$(357)	$(339)	$(1,541)
Adjusted Corporate EBITDA margin	(10)%	(18)%	(4)%	(17)%
(a)Net income (loss) margin for the three and twelve months ended December 31, 2025 was (10)% and (9)%, respectively. Net income (loss) margin for the three and twelve months ended December 31, 2024 was (23)% and (32)%, respectively.
(b)Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.
(c)Represents charges incurred under restructuring actions as defined in U.S. GAAP. Also includes restructuring related charges such as incremental costs incurred related to personnel reductions, litigation and closure of underperforming locations.
(d)Represents incremental expense associated with the amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.
(e)Represents unrealized gains (losses) on derivative financial instruments, including the Exchange Features 2029 and Exchange Feature 2030.
(f)Represents gains on the sales of certain non-vehicle assets primarily in the second and third quarters of 2025.
(g)Represents the gain related to the receipt of a settlement distribution in September 2025 in connection with the Company’s participation in a class action settlement.

(h)Represents an increase to an existing bankruptcy-related litigation reserve initially recorded in September 2024, including interest which continues to accrue during each subsequent reporting period.
(i)Represents Long-Lived Assets impairment charges recognized in the third quarter of 2024.
(j)Represents miscellaneous items. For 2025, primarily includes a pension plan settlement reserve adjustment, a one-time settlement agreement to restructure an IT contract, certain IT-related charges, cloud computing costs, an unfavorable litigation ruling and certain concession-related adjustments. For 2024, primarily includes certain IT-related charges, cloud computing costs and certain storm-related damages, partially offset by certain litigation settlements and a loss recovery settlement.
(k)Also includes letter of credit fees.
(l)    The table below reconciles expenses as reported in the condensed consolidated unaudited statement of operations to adjusted expenses utilized in calculating Adjusted Pretax Income (Loss) and Adjusted Net Income (Loss), all of which are deemed non-GAAP measures.

(in millions)	Three Months Ended December 31, 2025			Three Months Ended December 31, 2024
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$1,367	$(41)	$1,326	$1,413	$(6)	$1,407
Depreciation of revenue earning vehicles and lease charges, net	520	—	520	670	3	673
Depreciation and amortization of non-vehicle assets	29	—	29	32	—	32
Selling, general and administrative	251	(6)	245	225	(35)	190
Interest expense, net:
Vehicle	155	(11)	144	143	(11)	132
Non-vehicle	24	76	100	117	(26)	91
Total interest expense, net	179	65	244	260	(37)	223
Other (income) expense, net	(5)	5	—	2	(5)	(3)
(Gain) on sale of non-vehicle capital assets	(16)	16	—	—	—	—
Bankruptcy-related litigation reserve	12	(12)	—	4	(4)	—
Change in fair value of Public Warrants	(86)	86	—	(3)	3	—
Total expenses	$2,251	$113	$2,364	$2,603	$(81)	$2,522

(in millions)	Twelve Months Ended December 31, 2025			Twelve Months Ended December 31, 2024
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$5,489	$(55)	$5,434	$5,689	$(31)	$5,658
Depreciation of revenue earning vehicles and lease charges, net	1,927	—	1,927	3,611	8	3,619
Depreciation and amortization of non-vehicle assets	117	—	117	139	—	139
Selling, general and administrative	957	(30)	927	819	(96)	723
Interest expense, net:
Vehicle	608	(46)	562	590	(50)	540
Non-vehicle	469	(56)	413	369	(51)	318
Total interest expense, net	1,077	(102)	975	959	(101)	858
Other (income) expense, net	(3)	5	2	4	(2)	2
(Gain) on sale of non-vehicle capital assets	(144)	144	—	—	—	—
Legal settlement	(154)	154	—	—	—	—
Bankruptcy-related litigation reserve	24	(24)	—	292	(292)	—
Long-Lived Assets impairment	—	—	—	1,048	(1,048)	—
Change in fair value of Public Warrants	44	(44)	—	(275)	275	—
Total expenses	$9,334	$48	$9,382	$12,286	$(1,287)	$10,999

(m)    Derived utilizing an effective rate of 25% for the three and twelve months ended December 31, 2025 and 2024, respectively, applied to the respective Adjusted Pre-tax Income (Loss).
(n)    Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted-average diluted shares outstanding during the period.
(o)    Excludes gains (losses) related to the fair value of the Exchange Features 2029 and Exchange Feature 2030.
(p)    Represents former CEO awards forfeited in March 2024.
(q)    The table below reconciles expenses as reported in the condensed consolidated unaudited statement of operations to adjusted expenses utilized in calculating Adjusted Corporate EBITDA, both of which are deemed non-GAAP measures.

(in millions)	Three Months Ended December 31, 2025			Three Months Ended December 31, 2024
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$1,367	$(41)	$1,326	$1,413	$(6)	$1,407
Depreciation of revenue earning vehicles and lease charges, net	520	—	520	670	3	673
Depreciation and amortization of non-vehicle assets	29	(29)	—	32	(32)	—
Selling, general and administrative	251	(8)	243	225	(35)	190
Interest expense, net:
Vehicle	155	(11)	144	143	(11)	132
Non-vehicle	24	(24)	—	117	(117)	—
Total interest expense, net	179	(35)	144	260	(128)	132
Other (income) expense, net	(5)	5	—	2	(8)	(6)
(Gain) on sale of non-vehicle capital assets	(16)	16	—	—	—	—
Bankruptcy-related litigation reserve	12	(12)	—	4	(4)	—
Change in fair value of Public Warrants	(86)	86	—	(3)	3	—
Total expenses	$2,251	$(18)	$2,233	$2,603	$(207)	$2,396

(in millions)	Twelve Months Ended December 31, 2025			Twelve Months Ended December 31, 2024
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$5,489	$(59)	$5,430	$5,689	$(31)	$5,658
Depreciation of revenue earning vehicles and lease charges, net	1,927	—	1,927	3,611	8	3,619
Depreciation and amortization of non-vehicle assets	117	(117)	—	139	(139)	—
Selling, general and administrative	957	(35)	922	819	(33)	786
Interest expense, net:
Vehicle	608	(46)	562	590	(50)	540
Non-vehicle	469	(469)	—	369	(369)	—
Total interest expense, net	1,077	(515)	562	959	(419)	540
Other (income) expense, net	(3)	5	2	4	(17)	(13)
(Gain) on sale of non-vehicle capital assets	(144)	144	—	—	—	—
Litigation settlement	(154)	154	—	—	—	—
Bankruptcy-related litigation reserve	24	(24)	—	292	(292)	—
Long-Lived Assets impairment	—	—	—	1,048	(1,048)	—
Change in fair value of Public Warrants	44	(44)	—	(275)	275	—
Total expenses	$9,334	$(491)	$8,843	$12,286	$(1,696)	$10,590

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED OPERATING CASH FLOW
AND ADJUSTED FREE CASH FLOW
Unaudited
________________________________________________________________________________________________________________________________________________________

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2025	2024	2025	2024
ADJUSTED OPERATING CASH FLOW AND ADJUSTED FREE CASH FLOW:
Net cash provided by (used in) operating activities	$193	$414	$1,625	$2,224
Depreciation and reserves for revenue earning vehicles, net	(563)	(764)	(2,148)	(3,983)
Bankruptcy related payments (post emergence) and other payments	(1)	—	(143)	4
Adjusted operating cash flow	(371)	(350)	(666)	(1,755)
Non-vehicle capital asset proceeds (expenditures), net	(4)	(21)	103	(83)
Adjusted operating cash flow before vehicle investment	(375)	(371)	(563)	(1,838)
Net fleet growth after financing	(20)	39	165	70
Adjusted free cash flow	$(395)	$(332)	$(398)	$(1,768)

CALCULATION OF NET FLEET GROWTH AFTER FINANCING:
Revenue earning vehicles expenditures	$(2,384)	$(2,666)	$(10,183)	$(10,524)
Proceeds from disposal of revenue earning vehicles	2,116	3,022	8,086	7,678
Revenue earning vehicles capital expenditures, net	(268)	356	(2,097)	(2,846)
Depreciation and reserves for revenue earning vehicles, net	563	764	2,148	3,983
Financing activity related to vehicles:
Borrowings	1,307	614	5,931	3,873
Payments	(1,476)	(1,547)	(5,761)	(4,827)
Restricted cash changes, vehicle	(146)	(148)	(56)	(113)
Net financing activity related to vehicles	(315)	(1,081)	114	(1,067)
Net fleet growth after financing	$(20)	$39	$165	$70

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
NET DEBT CALCULATION
Unaudited
________________________________________________________________________________________________________________________________________________________

	As of December 31, 2025			As of December 31, 2024
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
First Lien RCF	$—	$395	$395	$—	$175	$175
Term loans	—	1,977	1,977	—	1,995	1,995
First lien senior notes	—	1,250	1,250	—	1,250	1,250
Second lien exchangeable notes	—	271	271	—	250	250
Unsecured exchangeable notes	—	425	425	—	—	—
Unsecured senior notes	—	1,200	1,200	—	1,500	1,500
U.S. vehicle financing (HVF III)	9,886	—	9,886	9,431	—	9,431
International vehicle financing (Various)	1,673	—	1,673	1,752	—	1,752
Other debt	120	6	126	97	—	97
Fair value of the Exchange Features 2029	—	78	78	—	61	61
Fair value of the Exchange Feature 2030	—	54	54	—	—	—
Debt issue costs, discounts and premiums	(50)	(231)	(281)	(49)	(127)	(176)
Debt as reported in the balance sheet	11,629	5,425	17,054	11,231	5,104	16,335
Add:
Debt issue costs, discounts and premiums	50	231	281	49	127	176
Less:
Cash and cash equivalents	—	565	565	—	592	592
Restricted cash	317	—	317	258	—	258
Restricted cash and restricted cash equivalents associated with Term C Loan	—	245	245	—	245	245
Net Debt	$11,362	$4,846	$16,208	$11,022	$4,394	$15,416

LTM Adjusted Corporate EBITDA		(339)			(1,541)

Net Corporate Leverage		NM			(2.9)x
NM = Not meaningful

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Global RAC

	Three Months Ended December 31,		Percent Inc/(Dec)	Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2025	2024		2025	2024
Total RPD
Revenues	$2,028	$2,040		$8,504	$9,049
Foreign currency adjustment(a)	(35)	(14)		(125)	(81)
Total Revenues - adjusted for foreign currency	$1,993	$2,026		$8,379	$8,968
Transaction Days (in thousands)	35,804	35,998		149,286	153,871
Total RPD (in dollars)	$55.67	$56.27	(1)%	$56.13	$58.28	(4)%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$1,993	$2,026		$8,379	$8,968
Average Rentable Vehicles (in whole units)	498,120	497,875		504,060	530,679
Total revenue per unit (in whole dollars)	$4,002	$4,069		$16,624	$16,898
Number of months in period (in whole units)	3	3		12	12
Total RPU Per Month (in whole dollars)	$1,334	$1,356	(2)%	$1,385	$1,408	(2)%

Vehicle Utilization
Transaction Days (in thousands)	35,804	35,998		149,286	153,871
Average Rentable Vehicles (in whole units)	498,120	497,875		504,060	530,679
Number of days in period (in whole units)	92	92		365	366
Available Car Days (in thousands)	45,832	45,805		184,042	194,257
Vehicle Utilization(b)	78%	79%		81%	79%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$520	$670		$1,927	$3,611
Foreign currency adjustment(a)	(8)	(2)		(26)	(18)
Adjusted depreciation of revenue earning vehicles and lease charges	$512	$668		$1,901	$3,593
Average Vehicles (in whole units)	516,867	532,884		527,379	560,279
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$990	$1,253		$3,604	$6,414
Number of months in period (in whole units)	3	3		12	12
Depreciation Per Unit Per Month (in whole dollars)	$330	$418	(21)%	$300	$534	(44)%

Adjusted DOE per Transaction Day
Direct Operating Expense – as reported	$1,367	$1,413		$5,489	$5,689
Adjustments:
Foreign Currency Adjustment(a)	(23)	(10)		(74)	(49)
Other(c)	(41)	(6)		(59)	(31)
Direct Operating Expense (DOE) – as adjusted	1,303	1,397		5,356	5,609
Transaction Days (In Thousands)	35,804	35,998		149,286	153,871
Adjusted DOE per Transaction Day	$36.39	$38.81	(6)%	$35.88	$36.45	(2)%
Note: Global RAC represents Americas RAC and International RAC segment information on a combined basis and excludes Corporate
(a)Based on December 31, 2024 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.
(c)For Q4 2025, primarily reflects a pension plan settlement reserve adjustment and a one-time settlement agreement to restructure an IT contract. For Q4 2024, primarily reflects certain restructuring related IT costs. For FY 2025, primarily reflects a pension plan settlement reserve adjustment, a one-time settlement agreement to restructure an IT contract and certain restructuring related IT costs. For FY 2024, primarily reflects certain restructuring related IT costs and certain storm-related vehicle damages.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Americas RAC

	Three Months Ended December 31,		Percent Inc/(Dec)	Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2025	2024		2025	2024
Total RPD
Revenues	$1,621	$1,669		$6,759	$7,398
Foreign currency adjustment(a)	(2)	(2)		(10)	(16)
Total Revenues - adjusted for foreign currency	$1,619	$1,667		$6,749	$7,382
Transaction Days (in thousands)	28,857	29,298		119,473	124,767
Total RPD (in dollars)	$56.11	$56.89	(1)%	$56.49	$59.17	(5)%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$1,619	$1,667		$6,749	$7,382
Average Rentable Vehicles (in whole units)	398,106	399,927		400,355	426,017
Total revenue per unit (in whole dollars)	$4,067	$4,168		$16,856	$17,328
Number of months in period (in whole units)	3	3		12	12
Total RPU Per Month (in whole dollars)	$1,356	$1,389	(2)%	$1,405	$1,444	(3)%

Vehicle Utilization
Transaction Days (in thousands)	28,857	29,298		119,473	124,767
Average Rentable Vehicles (in whole units)	398,106	399,927		400,355	426,017
Number of days in period (in whole units)	92	92		365	366
Available Car Days (in thousands)	36,629	36,792		146,157	155,935
Vehicle Utilization(b)	79%	80%		82%	80%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$432	$595		$1,574	$3,198
Foreign currency adjustment(a)	—	—		(1)	(2)
Adjusted depreciation of revenue earning vehicles and lease charges	$432	$595		$1,573	$3,196
Average Vehicles (in whole units)	415,264	432,909		422,346	453,706
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$1,039	$1,375		$3,724	$7,044
Number of months in period (in whole units)	3	3		12	12
Depreciation Per Unit Per Month (in whole dollars)	$346	$458	(24)%	$310	$587	(47)%

Adjusted DOE per Transaction Day
Direct Operating Expense – as reported	$1,108	$1,173		$4,461	$4,726
Adjustments:
Foreign Currency Adjustment(a)	(2)	(1)		(6)	(9)
Other(c)	(40)	(8)		(57)	(37)
Direct Operating Expense (DOE) – as adjusted	1,066	1,164		4,398	4,680
Transaction Days (In Thousands)	28,857	29,298		119,473	124,767
Adjusted DOE per Transaction Day	$36.94	$39.73	(7)%	$36.81	$37.51	(2)%
(a)Based on December 31, 2024 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.
(c)For Q4 2025, primarily reflects a pension plan settlement reserve adjustment and a one-time settlement agreement to restructure an IT contract. For Q4 2024, primarily reflects certain restructuring related IT costs. For FY 2025, primarily reflects a pension plan settlement reserve adjustment, a one-time settlement agreement to restructure an IT contract and certain restructuring related IT costs. For FY 2024, primarily reflects certain restructuring related IT costs and certain storm-related vehicle damages

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

International RAC

	Three Months Ended December 31,		Percent Inc/(Dec)	Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2025	2024		2025	2024
Total RPD
Revenues	$407	$371		$1,745	$1,651
Foreign currency adjustment(a)	(33)	(12)		(114)	(65)
Total Revenues - adjusted for foreign currency	$374	$359		$1,631	$1,586
Transaction Days (in thousands)	6,948	6,700		29,813	29,104
Total RPD (in dollars)	$53.89	$53.57	1%	$54.70	$54.48	—%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$374	$359		$1,631	$1,586
Average Rentable Vehicles (in whole units)	100,013	97,948		103,704	104,661
Total revenue per unit (in whole dollars)	$3,744	$3,664		$15,726	$15,150
Number of months in period (in whole units)	3	3		12	12
Total RPU Per Month (in whole dollars)	$1,248	$1,221	2%	$1,311	$1,262	4%

Vehicle Utilization
Transaction Days (in thousands)	6,948	6,700		29,813	29,104
Average Rentable Vehicles (in whole units)	100,013	97,948		103,704	104,661
Number of days in period (in whole units)	92	92		365	366
Available Car Days (in thousands)	9,203	9,013		37,885	38,321
Vehicle Utilization (b)	75%	74%		79%	76%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$88	$75		$353	$413
Foreign currency adjustment(a)	(8)	(3)		(25)	(16)
Adjusted depreciation of revenue earning vehicles and lease charges	$80	$72		$328	$397
Average Vehicles (in whole units)	101,603	99,975		105,033	106,573
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$789	$723		$3,123	$3,729
Number of months in period (in whole units)	3	3		12	12
Depreciation Per Unit Per Month (in whole dollars)	$263	$241	9%	$260	$311	(16)%

Adjusted DOE per Transaction Day
Direct Operating Expense – as reported	$263	$240		$1,031	$971
Adjustments:
Foreign Currency Adjustment(a)	(22)	(7)		(68)	(39)
Other	(1)	—		(2)	(2)
Direct Operating Expense (DOE) – as adjusted	240	233		961	930
Transaction Days (In Thousands)	6,948	6,700		29,813	29,104
Adjusted DOE per Transaction Day	$34.54	$34.78	(1)%	$32.23	$31.95	1%
(a)Based on December 31, 2024 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

NON-GAAP MEASURES AND KEY METRICS
___________________________________________________________________

The term “GAAP” refers to accounting principles generally accepted in the United States. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; vehicle and non-vehicle debt-related charges; restructuring and restructuring related charges; acquisition accounting-related depreciation and amortization; unrealized (gains) losses on financial instruments; change in fair value of Public Warrants and certain other miscellaneous or non-recurring items on a pre-tax basis. Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss).

Adjusted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted EPS are important operating metrics because they allow management and investors to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; non-vehicle depreciation and amortization; non-vehicle debt interest, net; vehicle debt-related charges; restructuring and restructuring related charges; unrealized (gains) losses on financial instruments; change in fair value of Public Warrants and certain other miscellaneous or non-recurring items.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management and investors to assess the performance of the entire business on the same basis as its reportable segments. Adjusted Corporate EBITDA is also utilized in the determination of certain executive compensation. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted operating cash flow and adjusted free cash flow

Adjusted operating cash flow represents net cash provided by operating activities net of the non-cash add back for vehicle depreciation and reserves, and exclusive of bankruptcy related payments made post emergence. Adjusted operating cash flow is an important performance measure to management and investors as it provides useful information about the amount of cash generated from operations when fully burdened by fleet costs.

Adjusted free cash flow represents adjusted operating cash flow plus the impact of net non-vehicle capital expenditures and net fleet growth after financing. Adjusted free cash flow is an important performance measure to management and investors as it provides useful information about the amount of cash available for, but not limited to, the reduction of non-vehicle debt, share repurchase and acquisition.

The most comparable GAAP measure for adjusted operating cash flow and adjusted free cash flow is net cash provided by (used in) operating activities.

Net Fleet Growth After Financing

U.S. and International Rental Car segments Fleet Growth is defined as revenue earning vehicles expenditures, net of proceeds from disposals, plus vehicle depreciation and net vehicle financing, which includes borrowings, repayments and the change in restricted cash associated with vehicles. Fleet Growth is important as it allows the Company to assess the cash flow required to support its investment in revenue earning vehicles.

Net Non-vehicle Debt

Net Non-vehicle Debt is calculated as non-vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issuance costs associated with non-vehicle debt, less cash and cash equivalents. Non-vehicle debt consists of the Company's Senior Term Loans, Senior RCF, First Lien Senior Notes, Second Lien Exchangeable Notes, Senior Unsecured Notes, Promissory Notes and certain other non-vehicle indebtedness of its domestic and foreign subsidiaries. Net Non-vehicle Debt is important to management and investors as it helps measure the Company's corporate leverage. Net Non-vehicle Debt also assists in the evaluation of the Company's ability to service its non-vehicle debt without reference to the expense associated with the vehicle debt, which is collateralized by assets not available to lenders under the non-vehicle debt facilities.

Net Vehicle Debt

Net Vehicle Debt is calculated as vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with vehicle debt, less restricted cash associated with vehicles. Restricted cash associated with vehicle debt is restricted for the purchase of revenue earning vehicles and other specified uses under the Company's vehicle debt facilities. Net Vehicle Debt is important to management, investors and ratings agencies as it helps measure the Company's leverage with respect to its vehicle assets.

Total Net Debt

Total Net Debt is calculated as total debt, excluding the impact of unamortized debt issuance costs, less total cash and cash equivalents and restricted cash associated with vehicle debt. Unamortized debt issuance costs are required to be reported as a deduction from the carrying amount of the related debt obligation under GAAP. Management believes that eliminating the effects that these costs have on debt will more accurately reflect the Company's net debt position. Total Net Debt is important to management, investors and ratings agencies as it helps measure the Company's gross leverage.

Net Corporate Leverage

Net Corporate Leverage is calculated as non-vehicle net debt divided by Adjusted Corporate EBITDA for the last twelve months. Net Corporate Leverage is important to management and investors as it measures the Company's corporate leverage net of unrestricted cash. Net Corporate Leverage also assists in the evaluation of the Company's ability to service its non-vehicle debt with reference to the generation of Adjusted Corporate EBITDA.

KEY METRICS

Adjusted Direct Operating Expense per Transaction Day (“adjusted DOE per day”)

Adjusted DOE per day is calculated as Direct Operating Expenses - as reported, exclusive of the impacts of foreign currency exchange rates and adjustments for certain other miscellaneous or non-recurring items, divided by the number of Transaction Days during the period. Adjusted DOE per day is important to management and investors as it measures the Company’s cost efficiency on a per unit basis excluding the impact of variable direct operating expense fluctuations attributable to changes in volume, so as not to affect the comparability of underlying trends.

Available Car Days

Available Car Days represents Average Rentable Vehicles multiplied by the number of days in a given period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period.

Average Rentable Vehicles

Average Rentable Vehicles reflects Average Vehicles excluding vehicles for sale on the Company’s retail lots or actively in the process of being sold through other disposition channels.

Depreciation Per Unit Per Month ("Depreciation Per Unit" or "DPU")

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it reflects how effectively the Company is managing the costs of its vehicles and facilitates comparisons with other participants in the vehicle rental industry.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD represents revenue generated per transaction day, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measure of changes in the underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU", "RPU" or "Total RPU Per Month")

Total RPU Per Month represents the amount of revenue generated per vehicle in the rental fleet each month, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it provides a measure of revenue productivity relative to the number of vehicles in our rental fleet whether owned or leased, or asset efficiency.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days represents the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue-generating days.

Vehicle Utilization ("Utilization")

Vehicle Utilization represents the ratio of Transaction Days to Available Car Days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to rentable fleet capacity.